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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /X/
Filed by a party other than the Registrant  / /

Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                          EXTENDED SYSTEMS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.
/ /   Check box if part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                                     (LOGO)

                NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 24, 2001

TO THE STOCKHOLDERS OF EXTENDED SYSTEMS INCORPORATED:

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Extended Systems Incorporated, a Delaware corporation, will be held:

DATE:      Wednesday, October 24, 2001
TIME:      10:00 a.m.
PLACE:     Boise Centre on the Grove
           850 West Front Street
           Boise, Idaho

At our 2001 Annual Meeting, stockholders will be asked to vote on each of the following:

1. Election of three nominees to serve as Class III directors on our Board of Directors;
2. Approval of an increase in the number of shares reserved for issuance under our 1998 Stock Plan by 500,000;
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2002; and
4.         Any other matters as may properly come before the meeting.

We more fully describe the matters to be voted on in the accompanying proxy statement.

Only holders of record of our common stock at the close of business on September 5, 2001, are entitled to notice of and to vote at this meeting.

We cordially invite all stockholders to attend our 2001 Annual Meeting in person.

                                    By Order of the Board of Directors,

                                    Robert G. Hamlin
                                    Secretary

Boise, Idaho
September 19, 2001

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                             YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.
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

                          EXTENDED SYSTEMS INCORPORATED

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 24, 2001

The Board of Directors of Extended Systems Incorporated is soliciting proxies for our 2001 Annual Meeting of Stockholders to be held on Wednesday, October 24, 2001, at 10:00 a.m. The meeting will be held at the Boise Centre on the Grove, which is located at 850 West Front Street, Boise, Idaho. Please read this Proxy Statement carefully, as it contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Our Board of Directors has set September 5, 2001, as the record date for the meeting. Stockholders who owned shares of the Company's common stock of record at the close of business on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. On the record date, the closing price of our common stock on the Nasdaq National Stock Market was $3.30 per share. There were 10,972,764 shares of our common stock, par value $0.001, outstanding on the record date.

This Proxy Statement, together with our 2001 Annual Report to Stockholders, is being mailed on or about September 19, 2001, to all stockholders entitled to vote at the meeting.

In this Proxy Statement:

o "we", "Company" and "Extended Systems" mean Extended Systems Incorporated, a Delaware corporation with principal executive offices located at 5777 North Meeker Avenue, Boise, Idaho 83713;

o     references to fiscal years are to our fiscal years ended June 30; and

o holding shares in "street name" means your Extended Systems shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name;

                              QUESTIONS AND ANSWERS

Q:      WHY DID THE COMPANY SEND ME THIS PROXY STATEMENT AND PROXY CARD?

A: We sent to you this Proxy Statement and proxy card because you owned shares of Extended Systems' common stock on the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q.      WHAT IS THE EFFECT OF SIGNING AND RETURNING THE PROXY CARD?

A. When you sign and return the proxy card, you appoint Steven D. Simpson and Karla K. Rosa as your representatives at the meeting. Mr. Simpson and Ms. Rosa, as the proxy holders, will vote your shares, as you have instructed them on the proxy card, at the meeting. In this way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always vote in person at the meeting, even if you have already sent in your proxy card.

        It is not expected that any matters other than those described in this Proxy Statement will be brought before the meeting. However, if any other matters properly come before the meeting,

        Mr. Simpson and Ms. Rosa will be authorized by your proxy to vote on those matters in their discretion.

Q:      WHAT AM I VOTING ON?

A:      You are being asked to vote on the following:

           o election of three nominees to serve as Class III directors on our Board of Directors;
           o approval of an increase in the number of shares reserved for issuance under our 1998 Stock Plan by 500,000;
           o ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2002; and
           o   any other matters as may properly come before the meeting.

        Stockholders will be entitled to one vote for each share of common stock held. Stockholders do not have the right to cumulate their votes in the election of directors. In accordance with Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws, if a quorum is present at the meeting:

           o the three nominees for director who receive the highest number of affirmative votes cast in the election of Class III directors will be elected,
           o the proposal to increase the number of shares reserved for issuance under our 1998 Stock Plan will be approved if such proposal receives the affirmative vote of a majority of the votes cast, and
           o the proposal to ratify the appointment of independent public accountants will be approved if such proposal receives the affirmative vote of a majority of the votes cast.

Q:      HOW DO I VOTE?

A: There are two ways in which you may vote (please see detailed instructions on your proxy card). First, mail in your completed, signed and dated proxy card. PLEASE NOTE, however, that if you return a signed card but do not provide voting instructions, your shares will be voted as follows: FOR the three (3) named nominees; FOR approval of the increase in the number of shares reserved for issuance under our 1998 Stock Plan; and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants. Second, vote in person by attending the meeting. We will pass out written ballots to stockholders who desire to vote in person at the meeting. PLEASE NOTE, however, that if you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:      WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY CARD?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the meeting by doing any one of the following:

           o   delivering written notice of revocation to the Corporate
               Secretary;
           o   submitting a proxy card with a later date; or
           o   attending the meeting and voting in person.

Q:      WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine" matters (such as election of directors) or leave your shares unvoted. Your brokerage firm cannot vote on "non-routine matters" such as a proposal submitted by a stockholder. Accordingly, we encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This ensures that your shares will be voted at the meeting.

Q:      HOW ARE ABSTENTIONS COUNTED?

A: Stockholders may abstain from voting for the nominees for director and may abstain from voting on the other proposals. While there is no definitive statutory or case law authority in the State of Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for the purposes of determining both (1) the presence or absence of a quorum for the transaction of business at the meeting and (2) the total number of votes cast with respect to a proposal (other than the election of directors). We will treat abstentions in this manner. Accordingly, abstentions will have the same effect as voting against a proposal (other than the election of directors), since approval of these matters is based solely on the number of votes actually cast. With respect to the election of directors, the nominees who receive the most votes cast are elected as directors. Since abstentions do not represent votes cast in favor of any nominee, abstentions have no effect on the election of directors.

Q:      WHAT IS A "BROKER NON-VOTE"?

A: As discussed briefly above, brokerage firms and other intermediaries holding shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions from their customers, brokers will generally have the discretion to vote such shares on "routine" matters (E.G., election of directors), but not on "non-routine" matters (E.G., stockholder proposals). The absence of a vote with respect to any non-routine matter under these circumstances is referred to as a "broker non-vote".

Q:      HOW ARE BROKER NON-VOTES COUNTED?

A: Pursuant to applicable law, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for determining the number of votes cast with respect to the particular proposal on which a broker has expressly not voted. We intend to treat broker non-votes in this manner. Accordingly, a broker non-vote will not affect the outcome on any proposal, since approval of these matters is based solely on the number of votes actually cast.

Q:      WHAT IS A "QUORUM?"

A: A "quorum" is the number of shares that must be present, in person or by proxy, at the meeting for business to be transacted at the meeting. The required quorum for the meeting is a majority of the shares outstanding as of the record date. All completed and signed proxy cards, whether representing a vote for, against, withheld, abstained or a broker non-vote, will be counted toward of the presence of a quorum at the meeting.

Q:      IS THERE A LIST OF STOCKHOLDERS AVAILABLE FOR MY REVIEW?

A: A complete list of stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters at 5777 North Meeker Avenue, Boise, Idaho, 83713. A stockholder may examine the list for any legally valid purpose related to the meeting. The list will also be available during the Annual Meeting for inspection by any stockholder present at the meeting.

Q:      HOW MANY SHARES CAN VOTE AT THE MEETING?

A: As of the record date, 10,972,764 shares of our common stock were outstanding. In accordance with Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws, each outstanding share of common stock as of the record date,

        September 5, 2001, entitles the holder to one vote on all matters covered in this Proxy Statement. There are a maximum of 10,972,764 votes that may be cast at the meeting.

Q:      WHO IS THE INSPECTOR OF ELECTION?

A: In accordance with our Restated Bylaws, our Board of Directors has appointed a representative of Fleet National Bank (Equiserve), our transfer agent, to act as Inspector of Election at the meeting. The Inspector of Election will determine:

           o determine the number of shares outstanding and the voting power of each share;
           o   determine the number of shares represented at the meeting;
           o   determine the existence of a quorum;
           o   determine the authenticity, validity and effect of proxies;
           o   receive votes or ballots;
           o hear and determine all challenges and questions in any way arising in connection with the right to vote;
           o   count and tabulate all votes;
           o   determine the result of the vote; and
           o do such acts as may be proper to conduct the election or vote with fairness to all stockholders.

Q:      WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made and paid for by Extended Systems. We have retained the services of Georgeson Shareholder Communications, Inc. to conduct the broker nominee search, distribute proxy materials to banks, brokers, nominees and intermediaries, and solicit voted proxies for the meeting. We will pay approximately $10,000, plus out-of-pocket expenses, for these services. In addition, we will request brokerage firms, nominees, custodians and fiduciaries to forward solicitation materials to the beneficial owners, and we will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials. Also, our directors, officers and other employees may solicit proxies without additional compensation, personally by telephone, email, telegram, or otherwise.

                      SHARE OWNERSHIP OF BENEFICIAL OWNERS

The table below shows the number of shares of our common stock beneficially owned as of August 31, 2001 by the following persons:

o   each person who we know beneficially owns more than 5% of our common stock;
o   each director and nominee for director;
o   each executive officer named in the Summary Compensation Table on page 10;
    and
o   all directors and executive officers as a group.

The address of each person listed in the table below is:

c/o Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713
                                      AMOUNT AND NATURE OF    PERCENT OF COMMON
                                    BENEFICIAL OWNERSHIP (1)  STOCK OUTSTANDING
                                    ------------------------ -------------------

Charles M. Jopson...................      1,225,596  (2)             11.2 %
Doug Winterrowd.....................      1,147,503  (3)             10.5
Ted L. Wimer........................        973,480  (4)              8.9
Holmes T. Lundt.....................        350,474  (5)              3.2
Raymond A. Smelek...................        347,779  (6)              3.1
Steven D. Simpson...................        265,098  (7)              2.4
S. Scott Wald.......................        100,171  (8)                *
Karla K. Rosa.......................         94,724  (9)                *
Bradley J. Surkamer.................         66,894  (10)               *
Scott J. Ritchie....................         54,011  (11)               *
John M. Russell.....................         47,500  (12)               *
John J. Katsaros....................          6,250  (13)               *
Charles W. Jepson...................              -                     -
All directors and executive
  officers as a group (11 persons)..      2,480,404                  21.2
          Total current assets......
-------------------------
* Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the beneficial owner exercises voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of August 31, 2001, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 6,000 shares held of record by Mr. Jopson's daughter and 588 shares held of record by Mr. Jopson's son. Mr. Jopson is an Extended Systems employee.

(3) Includes 26,000 shares held of record by the Doug and Eileen Education Trust. Mr. Winterrowd is Chief Engineer and a director.

(4) Includes 2,032 shares held of record by Mr. Wimer's spouse. Mr. Wimer is an Extended Systems employee.

(5) Includes 20,090 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Lundt is our Vice President of Research and Development and Business Development.

(6) Includes 1,942 shares held of record by Smelek & Associates, a business owned by Mr. Smelek's spouse, 17,933 shares held of record by Mr. Smelek's spouse, 15,866 shares held of record by the Smelek Family Foundation, and 232,209 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Smelek is the Chairman of our Board of Directors.

(7) Includes 211,888 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Simpson is our President, Chief Executive Officer and a director.

(8) Includes 71,171 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Wald is a director.

(9) Includes 59,068 shares subject to options exercisable within 60 days of August 31, 2001. Ms. Rosa is our Vice President of Finance and Chief Financial Officer.

(10) Includes 54,872 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Surkamer is our Vice President of Worldwide Sales and Service.

(11) Includes 10 shares held of record by Mr. Ritchie's son and 19,762 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Ritchie resigned as our Vice President of Operations on June 30, 2001, effective July 15, 2001.

(12) Includes 37,500 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Russell is a director.

(13) Includes 6,250 shares subject to options exercisable within 60 days of August 31, 2001. Mr. Katsaros is a director.

                                  PROPOSAL ONE

                         ELECTION OF CLASS III DIRECTORS

The number of directors authorized by our Restated Certificate of Incorporation and Bylaws is currently fixed by our Board of Directors at seven. Our Board of Directors is divided into three classes, with the classes serving for staggered, three-year terms. At present, there are two Class I directors, two Class II directors and three Class III directors.

Three Class III directors are to be elected at the 2001 Annual Meeting. The Class III directors elected at the meeting will hold office until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified, except in the event of their earlier death, resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, each of whom is currently a director. On September 10, 2001, our Board of Directors appointed Mr. Jepson to fill a vacancy on the Board. In the event that any of the nominees becomes unable or declines to serve as a director at the time of the meeting the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that either nominee listed below will be unable or will decline to serve as a director. The names of the three Class III nominees for director and certain information about them are set forth below. The names of, and certain information about, the current Class I and Class II directors with unexpired terms are also set forth below.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2004
--------------------------------------------------------------------------------

CHARLES W. JEPSON; AGE 55; CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER, WEBANGO, INC. Mr. Jepson was appointed to our board of directors on September 10, 2001. He is the Chairman, President and CEO of Webango, Inc., a provider of e-procurement software. From June 2000 to July 2001, he was the Senior Vice President of North American Field Operations at eGain Communications, a provider of customer service software. From March 1998 to June 2000, Mr. Jepson was the President and Chief Executive Officer of Inference Corporation, which was acquired by eGain in June 2000. From June 1997 to March 1998, Mr. Jepson was an independent consultant to small technology companies. From March 1992 to May 1997, he was the President and Chief Executive Officer of Interlink Computer Sciences.

RAYMOND A. SMELEK; AGE 66; CHAIRMAN OF THE BOARD OF DIRECTORS, EXTENDED SYSTEMS INCORPORATED; CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER, THE NETWORK GROUP. Mr. Smelek has served as the Chairman since June 1995 and has been a director since June 1994. He is also currently the Chairman of the Board of Directors and Chief Executive Officer of the Network Group, which provides information technology services to enterprises. From June 1994 to February 1996, he was our President and Chief Executive Officer. Prior to joining Extended Systems, Mr. Smelek was employed by Hewlett-Packard Company and held a number of positions, most recently as Vice President and General Manager of the Mass Storage Group.

S. SCOTT WALD; AGE 46; PRESIDENT, ROMAR SERVICES, L.L.C. Mr. Wald has been a director since July 1994. He was the founder of ASAP Software Express, Inc. and served as President and Chief Executive Officer of ASAP from September 1985 to June 1998.

INCUMBENT CLASS I DIRECTORS FOR A TERM EXPIRING IN 2002
-------------------------------------------------------

STEVEN D. SIMPSON; AGE 54; PRESIDENT AND CHIEF EXECUTIVE OFFICER, EXTENDED SYSTEMS INCORPORATED. Mr. Simpson has served as our President and Chief Executive Officer and as a director since January 1996. From January 1995 to January 1996, Mr. Simpson served as our Executive Vice President of Sales and Marketing. From 1978 to 1994, Mr. Simpson was employed by Hewlett-Packard Company. From 1991 to 1994, Mr. Simpson was General Manager of the Boise LaserJet Printer Division.

DOUGLAS B. WINTERROWD; AGE 50; CHIEF ENGINEER, EXTENDED SYSTEMS INCORPORATED. Mr. Winterrowd is an Extended Systems founder and has been a director since October 1995. Previously, he served as a director from 1984 to 1992. Mr. Winterrowd has served as our Chief Engineer since February 1994 and, prior to such time, held various positions at Extended Systems, including Program Manager, Quality Assurance Manager, Technical Support Manager, Project Manager and Senior Engineer.

INCUMBENT CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2003
----------------------------------------------------------------

JOHN J. KATSAROS; AGE 50; PRESIDENT, NETSEDGE RESEARCH GROUP. Mr. Katsaros has been a director since July 2000. He is the President of NetsEdge Research Group, a marketing and strategy consulting firm. Mr. Katsaros was a Vice President at Jupiter Communications, a global Internet commerce research and consulting company. Prior to his position at Jupiter, Mr. Katsaros was the President of Internet Research Group (formerly Collaborative Marketing), an Internet research and consulting firm, which was acquired by Jupiter in March 2000.

JOHN M. RUSSELL; AGE 59; RETIRED. Mr. Russell has been a director since April 1998. He is currently retired. From December 1991 to March 1994, Mr. Russell served as Vice President of Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTORS NAMED ABOVE.

                          BOARD MEETINGS AND COMMITTEES

During fiscal 2001, the Board of Directors held twenty-one meetings (including regularly scheduled and special meetings). All of the incumbent directors attended 75% or more of the meetings of the Board of Directors and committees upon which directors served, with the exception of Mr. Russell, who attended 14 of the 21 meetings.

Our Board of Directors has the following committees:

AUDIT COMMITTEE. The Audit Committee reviews and monitors our corporate financial reporting and external audits, including:

o   our internal control functions;
o the results and scope of our annual audit and other services provided by our independent accountants; and
o our compliance with legal matters with a significant impact on our financial reports.

In addition, the Audit Committee has the responsibility to consider and recommend the appointment of our independent accountants. The Audit Committee also monitors transactions between Extended Systems and our officers, directors and employees for any potential conflicts of interest. The current members of the Audit Committee are Mr. Russell (Chairman), Mr. Jepson and Mr. Wald, each of whom is independent as defined in the National Association of Securities Dealers listing standards. The Audit Committee held four meetings in fiscal 2001.

COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policy and all forms of compensation to be provided to our directors, executive officers and other employees, including:

o   annual salaries and bonuses;
o   stock option arrangements; and
o   other incentive compensation arrangements.

The Compensation Committee also administers our stock plans. The current members of the Compensation Committee are Mr. Wald (Chairman) and Mr. Katsaros. The Compensation Committee held one meeting in fiscal 2001.

NOMINATING COMMITTEE. The Nominating Committee reviews and makes recommendations to the Board of Directors regarding annual elections of directors and potential new directors. The Nominating Committee will consider qualified nominees for director whose names are submitted in accordance with our bylaws. The current members of the Nominating Committee are Mr. Smelek (Chairman), Mr. Katsaros and Mr. Wald. The Nominating Committee did not meet in fiscal 2001.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2001, the Compensation Committee consisted of Mr. Katsaros, Mr. Russell and Mr. Wald, none of whom are or have been an officer or employee of Extended Systems. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                                  PROPOSAL TWO

             INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                            UNDER OUR 1998 STOCK PLAN

Stockholders are being asked to approve an increase in the number of shares reserved for issuance under our 1998 Stock Plan by 500,000 shares. Our Board of Directors approved this increase on September 10, 2001.

PLAN ACTIVITY
-------------

As of August 31, 2001, options to purchase an aggregate of 209,170 shares of common stock issued under the 1998 Stock Plan had been exercised, and options to purchase 1,708,820 shares were outstanding. Without taking into account the proposal, 182,010 shares remained available for future grants as of August 31, 2001.

DESCRIPTION OF THE 1998 STOCK PLAN AND OPTION TERMS
---------------------------------------------------

The following is a summary of the principal provisions of our 1998 Stock Plan, but it is not intended to be a complete description of all of the terms and provisions of the plan. We will furnish a copy of the 1998 Stock Plan to you upon written request to our Corporate Secretary at our principal executive offices in Boise, Idaho.

HISTORY. Our Board of Directors adopted the 1998 Stock Plan on December 18, 1997, and our stockholders approved the 1998 Stock Plan on January 22, 1998 with a total of 1,600,000 shares of our common stock reserved for issuance under the plan. The stockholders approved a 500,000-share increase in the number of shares reserved for issuance under the plan on October 25, 2000.

PURPOSE. The plan is intended to:

o provide additional compensation and incentives to individuals whose present and potential contributions are important to our continued success;
o to afford such persons an opportunity to acquire a proprietary interest in Extended Systems; and
o   enable us to continue to attract and retain the best available talent.

SUMMARY OF THE PLAN AND OPTIONS.

Administration..............  Our Compensation Committee currently administers the plan. Subject to the terms of the plan, the Compensation Committee, based on recommendations from management, determines:

                              o  who will receive awards;
                              o  the number of shares subject to each award;
                              o  the terms and conditions of such awards; and
                              o  the grant date.

                              The Compensation Committee also has the authority to construe and interpret any of the provisions of the plan or any options granted under the plan.

Eligibility.................  Regular employees, directors and consultants may be granted options under the plan.

Exercise Price..............  Generally the fair market value on the date of grant.

Term........................  Generally 10 years, but could be a shorter period.

Vesting.....................  Generally over a period of four years, vesting 25 percent on the first anniversary and 1/48 per month thereafter.

Exercise....................  The optionee can choose to pay the exercise price of the option with cash or with proceeds from a cashless exercise. In a cashless exercise, the optionee irrevocably instructs his or her stockbroker to sell the shares to be acquired upon exercise of the option and pay the exercise price to us. The optionee can also exercise options by delivering a promissory note to Extended Systems in the amount of the exercise price. Promissory notes are interest bearing, have a term equal to or less than five years and are collateralized by a pledge of the shares purchased by the promissory note.

Transferability.............  During the lifetime of the optionee, an option is exercisable only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

Termination of employment...  An optionee has three months from the date of termination of employment, except by reason of death or disability, to exercise a vested stock option. In the event of termination of employment due to death or disability, an optionee (or their legal representative) may exercise the vested option within 12 months after the date of termination of employment.

Merger or asset sale........  If we merge with or into another corporation or sell substantially all of our assets, the successor corporation will assume or substitute each outstanding option under plan. If the successor corporation refuses to assume or substitute for options, the outstanding options under the plan immediately become 100% vested and the optionee will have the right to exercise all of their outstanding options.

Term of plan................  The plan will expire on March 3, 2008, unless our
                              Board of Directors terminates it earlier.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO OPTIONEES. For U.S. federal income tax purposes, under existing tax laws, an optionee does not realize taxable income at the time of the grant of an option.

An optionee will have no taxable income upon exercise of an incentive stock option (except that alternative minimum tax may apply) and generally will not realize taxable income until the sale of the shares received upon exercise of the option. If the optionee does not sell the shares until at least two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. Under these circumstances, Extended Systems will not be entitled to a compensation expense deduction in connection with the grant or the exercise of the option. If the optionee sells the shares prior to two years after grant or one year after exercise, the difference between the option price and the amount realized upon sale of the shares is taxable as ordinary income to the optionee and is deductible by Extended Systems for U.S. federal income tax purposes.

Upon the exercise of a non-statutory stock option, the optionee realizes ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date of receipt and Extended Systems is entitled to a compensation expense deduction. On the subsequent sale of the shares received in the exercise of a non-statutory stock options, the optionee will realize a capital gain or loss, which will be short or long-term depending on the period for which the shares are held prior to the sale, in the amount of the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale.

The above is only a summary of the effect of federal income taxation upon the optionee and Extended Systems with respect to the shares purchased under the 1998 Option Plan. You should reference the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of an optionee's death or the income tax laws of any state or foreign country in which the optionee may reside.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 STOCK PLAN.

                                 PROPOSAL THREE

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2002. PricewaterhouseCoopers LLP has audited our financial statements and performed other audit-related services since our inception in 1984. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. Although the law does not require this action by stockholders, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors fees that such a change would be in the best interest of Extended Systems and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2002. IN THE EVENT OF A NEGATIVE VOTE ON RATIFICATION, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

                             EXECUTIVE COMPENSATION

We have included in the following table all compensation earned during the last three years by our chief executive officer and our three other most highly compensated executive officers whose total annual salary and bonus during fiscal 2001 exceeded $100,000.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                    -------------------
                                                            ANNUAL COMPENSATION         SECURITIES
                                                FISCAL   --------------------------     UNDERLYING          ALL OTHER
                                                 YEAR        SALARY        BONUS         OPTIONS           COMPENSATION
                                              ---------- -------------- ----------- ------------------- -------------------
Steven D. Simpson............................    2001       290,000          -            125,000             6,100  (1)
    President and                                2000       250,000          -             40,000             4,650  (1)
    Chief Executive Officer                      1999       240,000          -             40,000           107,826  (2)

Karla K. Rosa................................    2001       160,100          -             35,000            25,710  (3)
    Vice President of Finance and                2000       136,290          -             14,000             4,089  (1)
    Chief Financial Officer                      1999       124,230          -             32,000             3,915  (1)

Scott J. Ritchie.............................    2001       159,361          -             16,000           170,329  (4)
    Vice President of                            2000       151,395          -             10,000             4,542  (1)
    Operations                                   1999       142,410          -             24,500             4,484  (1)

Bradley J. Surkamer..........................    2001       146,460          -             29,000             4,354  (1)
    Vice President of                            2000       136,350          -             14,000             3,917  (1)
    Worldwide Sales and Service                  1999       127,500          -             22,000             4,015  (1)

--------------

(1)  Consists of contributions to our defined contribution plans.

(2) Includes $5,792 of contributions to our defined contribution plans and $102,034 of deferred stock option compensation

(3) Includes $4,803 contributions to our defined contribution plans and $20,907 of deferred stock option compensation.

(4) Includes $4,781 contributions to our defined contribution plans, $62,390 of deferred stock option compensation, and $103,158 of severance compensation. Mr. Ritchie resigned on June 30, 2001, effective July 1, 2001.

                        OPTION GRANTS DURING FISCAL 2001

The following table includes information on grants of options to purchase shares of our common stock that we made to the named executive officers during fiscal 2001. All options vest over a 4-year period and have 10-year terms. We calculated the potential realizable value based on the following:

o   the term of the option on its grant date;
o the assumption that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and
o the assumption that the option is exercised and sold on the last day of its term for the appreciated price.

Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions.

                                                                                                        POTENTIAL REALIZABLE
                                                      % OF TOTAL                                           VALUE AT ASSUMED
                                      NUMBER OF        OPTIONS                                       ANNUAL RATES OF STOCK PRICE
                                       SHARES         GRANTED TO                                           APPRECIATION FOR
                                     UNDERLYING      EMPLOYEES IN       EXERCISE                             OPTION TERM
                                       OPTIONS          FISCAL         PRICE PER     EXPIRATION    --------------------------------
NAME                                   GRANTED           2001            SHARE          DATE              5%              10%
--------------------------------- --------------- ------------------ ------------ ---------------- ---------------- ---------------
Steven D. Simpson...............         100,000                          $47.50         08/09/10       $2,987,249      $7,570,277
                                          25,000                            7.54         06/06/11          118,547         300,420
                                  ---------------                                                  ---------------- ---------------
                           Total         125,000          14.0%                                          3,105,796       7,870,697

Karla K. Rosa...................          25,000                           35.50         10/25/10          558,144       1,414,446
                                          10,000                            6.75         05/31/11           42,450         107,578
                                  ---------------                                                  ---------------- ---------------
                           Total          35,000           3.9                                             466,640       1,182,557

Scott J. Ritchie................          16,000           1.8             35.50         10/25/10          357,212         905,246

Bradley J. Surkamer.............          19,000                           35.50         10/25/10          424,189       1,074,979
                                          10,000                            6.75         05/31/11           42,450         107,578
                                  ---------------                                                  ---------------- ---------------
                           Total          29,000           3.2                                             600,594       1,522,024

                     FISCAL 2001 AGGREGATED OPTION EXERCISES
                                AND OPTION VALUES

The following table provides the number of shares acquired through the exercise of stock options during fiscal 2001 by each of the named executive officers, and the value of unexercised options as of June 30, 2001. We have also included the values of "in-the-money" options that represent the positive "spread" between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of June 30, 2001, as determined by the Board of Directors.

We calculated the value of unexercised "in-the-money" options based on a price of $6.92 per share, which was the closing sales price of our common stock on June 29, 2001, as reported by the Nasdaq National Market System, minus the exercise price. Amounts reflected do not necessarily indicate that the optionee sold the shares of common stock.

                                                                    NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED OPTIONS         VALUE OF UNEXERCISED
                                                                         AT FISCAL                    IN-THE-MONEY OPTIONS
                                  SHARES                                  YEAR END                     AT FISCAL YEAR END
                                ACQUIRED ON      VALUE        -------------------------------- ---------------------------------
NAME                             EXERCISE       REALIZED       EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------ ------------- ---------------- -------------- ----------------- --------------- ------------------
Steven D. Simpson............           -           $    -         90,000            33,333         $132,614            $63,682

Karla K. Rosa................      14,355          179,049          1,687            22,625            4,481             34,643

Scott J. Ritchie.............      39,373        1,581,534          6,011             9,604           11,758             25,281

Bradley J. Surkamer..........           -                -         13,250            18,750           34,409             24,281

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

We have entered into employment agreements with each executive officer. These agreements generally set forth the individual's position, salary and benefits and requires us to continue to pay salary to bonus to the executive officers for a period of 6 months if we terminate them without cause or without 6-months written notice. In addition, Mr. Simpson's employment agreement requires us to continue to pay salary and bonus to Mr. Simpson for a period of 12 months if we terminate him without cause or without 12-months written notice.

                              DIRECTOR COMPENSATION

Our directors do not receive cash fees as compensation for their services as directors. Our outside directors, directors that are not Extended Systems employees, are, however, reimbursed for travel and other expenses incurred in attending our Board of Directors meetings and meetings of committees of the Board of Directors.

Our 1998 Director Option Plan was adopted by the Board of Directors in December 1997 and approved by the stockholders in January 1998. The director plan became effective on March 4, 1998 in conjunction with the effectiveness of the registration statement relating to our initial public offering. The Board of Directors reserved a total of 250,000 shares of common stock for issuance under the director plan. The outside directors are eligible to participate in the plan. Option grants under the plan are automatic and non-discretionary, and the exercise price of the options is 100% of the fair market value of our common stock on the grant date.

Under the plan, each outside director receives an initial grant of an option to purchase 15,000 shares of common stock on the date the outside director first becomes a director. One-third of the shares from this initial grant vest and become exercisable on the first anniversary of the date of grant and the remaining shares vest and become exercisable at a rate of 1/36th per month of the total shares.

After the initial grant, each outside director is automatically granted an option to purchase 7,500 shares of our common stock on the date of our annual meeting of stockholders each year, if the outside director has served on the Board of Directors for at least 6 months. The shares from the director's annual option vest and become exercisable in full on the first anniversary of the date of grant of that option.

Each option under the director plan has a term of 10 years unless the outside director ceases to be a director. If an outside director ceases to be a director, the director will have three months from the date of termination as a director to exercise a vested option, and only then to the extent that the director was entitled to exercise the option on the date of termination.

If we merge with or into another corporation or sell substantially all of our assets, the successor corporation will assume or substitute each outstanding option under the director plan. If the successor corporation refuses to assume or substitute for the options, the outstanding options under the director plan immediately become 100% vested and the optionee will have the right to exercise all of their outstanding options.

                      REPORT OF THE COMPENSATION COMMITTEE

SUMMARY OF EXECUTIVE COMPENSATION POLICIES
------------------------------------------

Our executive compensation program is designed to:

o   enable us to attract, retain and motivate superior executive personnel,
o   align compensation with business objectives and performance; and
o align incentives for executive officers with the interests of stockholders in maximizing stockholder value.

Our executive compensation program is based on the same principles applicable to compensation decisions for all of our employees.

We are committed to maintaining a compensation program that attracts and retains the most qualified executives in the industry. To ensure that our compensation program is competitive, we regularly compare our compensation practices to those of other leading companies and set parameters based on this review.

Employees, including executive officers, are rewarded based on Extended Systems' performance and the executive's individual performance. Our performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as:

o   growth;
o   profitability;
o   performance relative to competitors; and
o   timely new product introductions.

We measure overall individual performance against the following factors:

o   long-term strategic goals;
o   short-term business goals;
o   growth;
o   profitability;
o   the development of employees; and
o   the fostering of teamwork and other values.

We strive to compensate a particular individual equitably compared to other employees at similar levels both at Extended Systems and at comparable companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM
--------------------------------------

SALARY. We set a base salary range for each executive officer by reviewing the base salary for comparable positions within a broad peer group, including companies similar in size and businesses who compete with us in the recruitment and retention of senior personnel. Generally, we set our competitive salary at the midpoint for an executive officer position above the median level of those companies that we survey. We then create a salary range based on this midpoint. The range is designed to place an executive officer above or below the midpoint, according to that officer's overall individual performance.

In both setting goals and measuring an executive officer's performance against those goals, we take into account the performance of our competitors and general economic and market conditions. None of the factors included in our strategic and business goals are assigned a specific weight. Instead, we recognize that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

BONUS. We have an executive bonus that is designed to reward executive officers for our financial performance during the fiscal year. Accordingly, an executive's bonus is calculated as a percentage of the executive's base salary based on our performance criteria established at the beginning of each fiscal year, specifically, growth in net revenue and income from operations. We did not pay a bonus to executive officers for fiscal 2001.

PROFIT-SHARING. Executive officers are also eligible to participate in our profit-sharing plan. We accrue a percentage of income before income taxes for distribution to all eligible employees worldwide, including executive officers. We make distributions at six-month intervals with individual payments determined pro rata based on the employee's base salary. We did not pay profit sharing distributions to executive officers for fiscal 2001.

EQUITY-BASED COMPENSATION. The purpose of our equity-based compensation program is to provide employees, including executive officers, additional incentive to maximize stockholder value. Option grants to executive officers under our 1998 Stock Plan are designed to:

o further strengthen the link between executive compensation and stockholder return;
o provide additional incentives to executive officers that are tied to growth of our stock price over time; and
o   encourage continued employment.

Options generally vest over a period of four years and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION PROGRAM
--------------------------------------------

Steven D. Simpson has been our President and Chief Executive Officer since February 1996. We, the Compensation Committee, used the same compensation policy described above to determine Mr. Simpson's fiscal 2001 compensation. In setting both the cash and equity-based elements of Mr. Simpson's compensation, we made an overall assessment of his leadership in achieving Extended Systems' objectives with respect to financial results and business goals.

CASH COMPENSATION. Mr. Simpson's base salary reflects a consideration of both competitive forces and Extended Systems' performance. We did not assign specific weights to these categories. In determining the amount of Mr. Simpson's salary for fiscal 2001, we considered the following:

o total cash compensation for chief executive officers at all manufacturing companies nationally with revenues of less than $100 million as listed in the RADFORD EXECUTIVE COMPENSATION REPORT, 1998, published by the Radford Division of Aon Consulting;
o cash compensation at other comparable computer networking companies nationally;
o our financial results as compared to other companies within the high-technology industry; and
o   our financial performance for fiscal 2000.

As a result of this review, we concluded that Mr. Simpson's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for chief executive officers leading companies comparable in size and complexity to us. For fiscal 2001, Mr. Simpson's annual salary was $290,000, the amount the Compensation Committee set in July 2000.

EQUITY-BASED COMPENSATION. We follow the same policy described above for other executive officers, to determine Mr. Simpson's incentive awards.

On August 9, 2000, we granted Mr. Simpson an option to purchase 100,000 shares of common stock. In granting this option to Mr. Simpson, we reviewed our financial and operational results for fiscal 2000 with internal goals and objectives. On June 6, 2001 we granted Mr. Simpson an additional option to purchase 25,000 shares of common stock.

QUALIFYING COMPENSATION
-----------------------

We considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation, which exceeds $1 million per person in any taxable year unless it is "performance-based" within the meaning of Section 162(m). Since to date the non-performance based compensation to our executive officers has been below the $1 million threshold and since the Compensation Committee believes that options granted under our 1998 Stock Plan will meet the requirements of being performance-based compensation under the provisions of
Section 162(m), we believe that Section 162(m) will not reduce the tax deduction available to us for fiscal 2001 or prior fiscal years. Our policy is, to the extent possible, to qualify our executive officers' compensation for deductibility under the applicable tax laws.


                                           Respectfully submitted,

                                           S. Scott Wald, Chairman

                          REPORT OF THE AUDIT COMMITTEE

AUDIT
-----

You should not deem the information contained in this report to be "soliciting material" or "filed" or incorporated by reference in our future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document that we file under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended June 30, 2001, included in our Annual Report on Form 10-K for that year, as well as our unaudited quarterly financial statements for fiscal 2001.

The Audit Committee has reviewed and discussed these financial statements with our management.

The Audit Committee discussed with our independent public accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee received from the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2001, for filing with the SEC.

AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES AND FEES
----------------------------------------------------

During fiscal 2001, PricewaterhouseCoopers LLP provided Extended Systems with various audit, audit-related and non-audit services. Aggregate fees of approximately $150,000 were billed for professional services rendered for the annual audit and the quarterly reviews of our consolidated financial statements for fiscal 2001, and aggregate fees of approximately $30,000 were billed for all other non-audit professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee believes that the provision of non-audit services during fiscal 2001 is compatible with maintaining PricewaterhouseCoopers LLP's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP `s independence.


                             Respectfully submitted,

                             John M. Russell, Chairman of the Audit Committee

CHARTER
-------

Our audit committee is governed by the following charter.


                         CHARTER FOR THE AUDIT COMMITTEE

PURPOSE
-------

The Audit Committee will make such examinations as are necessary to:

o monitor the corporate financial reporting and external audits of Extended Systems Incorporated and its subsidiaries (the "Company");
o provide to the Board of Directors the results of its examinations and recommendations derived therefrom;
o outline to the Board improvements made, or to be made, in internal accounting controls;
o   nominate independent auditors; and
o provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP
----------

The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of the Nasdaq National Market. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES
----------------

The responsibilities of the Audit Committee shall include:

o reviewing on a continuing basis the adequacy of the Company's system of internal controls;

o   reviewing the independent auditors' proposed audit scope and approach;

o conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

o   reviewing the performance of the independent auditors;

o recommending the appointment of independent auditors to the Board of Directors;

o reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

o reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

o overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

o reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

o reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

o Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

o if necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

o   reviewing related party transactions for potential conflicts of interest;
    and

o performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS
--------

The Audit Committee will meet at least two (2) times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES
-------

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS
-------

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

                                PERFORMANCE GRAPH

The following graph compares the performance of our common stock with the Nasdaq Stock Market Index (U.S.) and the Russell 2000 Index for the period March 4, 1998, the first public trading date of our common stock, to June 30, 2001. The graph assumes that $100 was invested on March 4, 1998, in our common stock and on February 28, 1998, in the Nasdaq Stock Market Index and the Russell 2000 Index, and that all dividends were reinvested. We have not declared or paid any dividends on our common stock. You should not consider stockholder returns over the indicated period illustrated below indicative of future stockholder returns.

You should not consider the information contained in the performance graph to be "soliciting material" or consider it as "filed" with the Securities and Exchange Commission. This information should not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless Extended Systems specifically does so.



                        [PERFORMANCE GRAPH APPEARS HERE]
                              [INSERT PLOT POINTS]

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, executive officers and holders of more than 10% of our outstanding shares of common stock are required to file with the Securities and Exchange Commission reports indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Directors, executive officers and greater than 10% stockholders are required to provide copies of these reports to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors, executive officers and greater than 10% stockholders filed all required reports during fiscal 2001, except that Mr. Wimer and Mr. Lundt filed delinquent Forms 4 to correctly report ESOP shares distributed from the terminated plan. Mr. Wimer filed an amended Form 3 to correct the number of shares beneficially owned. Mr. Ritchie filed two delinquent Forms 4 to correctly report the number of shares sold.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

You are entitled to present proposals for action at an annual meeting if the proposals comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. If you intend to present proposals to our stockholders for consideration at our 2002 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposals no later than May 24, 2002, in order for us to include the proposals in the proxy statement and form of proxy relating to that meeting.

If you intend to submit a proposal at the 2002 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than August 7, 2002. If you fail to comply with this foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Meeting, without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

We are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.

You can contact us at:

5777 North Meeker Ave.
Boise, ID 83713
Attn: Investor Relations
208-322-7575
xtnd@extendsys.com

It is important that your shares be represented at the 2001 Annual Meeting, regardless of the number of shares that you hold, therefore, we urge you to execute and return, at your earliest convenience, the accompanying proxy card in the envelope provided.


                                               THE BOARD OF DIRECTORS

Dated: September 19, 2001